UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2013

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770
(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report date)
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

On February 18, 2013, the Leadership and Compensation Committee (the “Compensation Committee”) of the Board of Directors of EarthLink, Inc. (the “Company”) took the following actions:

2012 Named Executive Officer Incentive Payments and Restricted Stock Unit Vesting

In February 2012, the Compensation Committee had adopted an executive 2012 incentive plan with the following components:

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an incentive payment based upon the achievement of corporate performance objectives where the executive officer could receive a multiple (between 0% and 200%) of 80% of his or her base salary for 2012,

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a separate incentive payment based upon the achievement of individual performance levels where the executive officer could receive a multiple (between 0% and 200%) of 20% of his or her base salary for 2012.

On February 18, 2013, after reviewing the Company's 2012 results, the Compensation Committee approved an incentive plan payout based on its determination of a final Company blended achievement of 86.52% of the corporate objectives and on the executives' individual performances, and approved cash incentive payments under the Company's 2012 executive officer incentive plan for the named executive officers as follows: Rolla P. Huff, Chief Executive Officer and President, $669,900; Brian P. Fink, Chief Technology Officer, $176,460; and Bradley A. Ferguson, Executive Vice President and Chief Financial Officer, $170,232.1

Also in February 2012, the Compensation Committee had authorized the grant to the executive officers of restricted stock units (“RSUs”). For executive officers other than Mr. Fink, up to 60% of these RSUs could have been earned in 2012 depending on the satisfaction of certain performance objectives related to building the Company's platform for strategic growth, with full vesting on the third anniversary of the grant date (assuming continued employment). On February 18, 2013 the Compensation Committee determined that based on a blended achievement level of these performance objectives, 65% of these RSUs would be earned, with the following numbers of RSUs earned for the named executive officers: Mr. Huff, 64,914 RSUs; and Mr. Ferguson, 10,646 RSUs.

Also in February 2012 the Compensation Committee had authorized a grant to Mr. Fink of RSUs. Up to 62.5% of these RSUs could have been earned in 2012 depending on the satisfaction of certain performance objectives related to developing the EarthLink Managed Services product portfolio, with full vesting on July 1, 2014 (assuming continued employment). On February 18, 2013 the Compensation Committee determined that based on achievement of these performance objectives, 100% of these RSUs (or 33,289 RSUs).

2013 Named Executive Officer Salaries

Taking into account a competitive market review and individual performance, the Compensation Committee determined that the 2013 base salaries for the following named executive officers would increase from their respective 2012 base salaries as follows: Mr. Ferguson, $370,000.

2013 Named Executive Officer Incentive Plan

The Compensation Committee established the 2013 annual incentive plan (the “2013 Incentive Plan”), substantially similar to the 2012 incentive plan. The Company performance factors under the 2013 Incentive Plan are tied to revenue (50% weighting) and Adjusted EBITDA (50% weighting). (“Adjusted EBITDA” refers to net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs.) There also is a 20% individual performance factor.

The 2013 Incentive Plan provides for a sliding scale of bonus payouts which, assuming achievement of specified levels of revenue and Adjusted EBITDA, together with satisfaction of individual performance objectives, range between a threshold level (payout of 50% of target), a target level (payout of 100% of target), and a maximum level (payout of 200% of target). The final bonus amounts paid, if any, shall be determined by the Compensation Committee based on the achievements of the Company performance measures and the individual performance factors.
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1 Other “named executive officers” in the Company's 2013 Proxy Statement are no longer employed by the Company.

Incentive payouts, if any, to the named executive officers will be paid after the end of the 2013 fiscal year. Incentive payouts at the 50% target level would be in cash and incentive payouts over the 50% target level would be paid in cash, Company common stock or a combination thereof at the discretion of the Board of Directors.  The 2013 Incentive Plan also provides for certain payouts if, prior to the time of payment, the executive officer is terminated other than for cause, death or disability after a change in control or as the result of position elimination.

Taking into account a competitive market review and individual performance, the Compensation Committee determined to increase the following named executive officers' 2013 target incentive opportunities for Company performance under the 2013 Bonus Plan from their 2012 target incentive opportunities as follows: Mr. Fink, 65%; and Mr. Ferguson; 70%.

On February 20, 2013, the Committee took the following additional actions:

2013 Equity Awards

Taking into account a competitive market review, the Compensation Committee approved the general terms of a 2013 long-term incentive compensation program (the “2013 LTIP”). The 2013 LTIP contemplates grants of stock options and restricted stock units (“RSUs”) to the named executive officers. The 2013 LTIP includes stock options and performance-based RSU awards in order to create a strong incentive for the executives to grow the business and to provide a common interest between the executives and the Company's stockholders.

In accordance with the Company's policy regarding equity award grants, the Compensation Committee granted the 2013 LTIP equity awards of stock options and RSUs to the named executive officers as follows:  Mr. Huff, 941,176 stock options and 276,316 RSUs; Mr. Ferguson, 168,067 stock options and 49,342 RSUs; and Mr. Fink, 151,261 stock options and 44,408 RSUs. The stock options have an exercise price of $6.08 per share and an exercise period of ten years and vest ratably over four years. The RSUs would be earned depending on the level of successful completion on established dates during 2013 of certain Company performance objectives, with full vesting of RSUs earned on the third anniversary of the grant date (assuming continued employment).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:  February 22, 2013

EARTHLINK, INC.

By:	/s/ Bradley A. Ferguson
Bradley A. Ferguson
Chief Financial Officer

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